SUB-ADMINISTRATION AGREEMENT


      AGREEMENT made as of February 3, 1999 by and between E*TRADE FUNDS, a business trust organized under the laws of Delaware (the "Fund"), E*TRADE ASSET MANAGEMENT, INC. an corporation organized under the laws of Delaware (the
"Administrator"), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

      WHEREAS, the Fund, a registered investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of the separate portfolios, has retained the Administrator to render certain administrative services to the Fund to with respect to the Portfolios; and

      WHEREAS, the Administrator desires to retain the Bank to render certain administrative services to the Fund with respect to the portfolios designated by the Administrator (each a "Portfolio") as Sub-Administrator and the Bank is willing to render such services.

      NOW, THEREFORE, in consideration of the mutual covenants herein set forth, it is agreed between the parties hereto as follows:

      1. Appointment. The Fund hereby appoints the Bank to act as Sub-Administrator of the Fund with respect to the Portfolios on the terms set forth in this Agreement. The Bank accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

      2. Delivery of Documents. The Fund has furnished the Bank with copies properly certified or authenticated of each of the following:

            (a) Resolutions of the Fund's Board of Trustees authorizing the appointment of the Bank to provide certain administrative services to the Fund and approving this Agreement;

            (b) The Fund's incorporating documents filed with the state of Delaware on November 4, 1998 and all amendments thereto (the "Articles");

            (c)   The Fund's by-laws and all amendments thereto (the "By-Laws");

            (d) The Fund's agreements with all service providers which include any investment advisory agreements, sub-investment advisory agreements, custody agreements, distribution agreements and transfer agency agreements (collectively, the "Agreements");

            (e) The Fund's most recent Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933 and under the 1940 Act and all amendments thereto; and

            (f) The Fund's most recent prospectus and statement of additional information (the "Prospectus"); and

            (g) Such other certificates, documents or opinions as may mutually be deemed necessary or appropriate for the Bank in the proper performance of its duties hereunder.

            The Fund will immediately furnish the Bank with copies of all amendments of or supplements to the foregoing. Furthermore, the Fund will notify the Bank as soon as possible of any matter which may materially affect the performance by the Bank of its services under this Agreement.

      3. Duties of Sub-Administrator. Subject to the supervision and direction of the Board of Directors of the Fund, the Bank, as Sub-Administrator, will assist in conducting various aspects of the Fund's administrative operations and undertakes to perform the services described in Appendix B hereto. The Bank may, from time to time, perform additional duties and functions which shall be set forth in an amendment to such Appendix B executed by both parties. At such time, the fee schedule included in Appendix C hereto shall be appropriately amended.

            In performing all services under this Agreement, the Bank shall act in conformity with the Fund's Articles and By-Laws and the 1940 Act, as the same may be amended from time to time, and the investment objectives, investment policies and other practices and policies set forth in the Fund's Registration Statement, as the same may be amended from time to time. Notwithstanding any item discussed herein, the Bank has no discretion over the Fund's assets or choice of investments and cannot be held liable for any dispute relating to such investments.

      4.    Duties of the Fund.

            (a) The Fund is solely responsible (through its transfer agent or otherwise) for (i) providing timely and accurate reports of the daily purchase and redemption of shares of each portfolio ("Daily Sales Reports") which will enable the Bank as Sub-Administrator to monitor the total number of shares sold in each state on a daily basis and (ii) identifying any exempt transactions ("Exempt Transactions") which are to be excluded from the Daily Sales Reports.

            (b) The Fund agrees to make its legal counsel available to the Bank for reasonable instruction with respect to any matter of law arising in connection with the Bank's duties hereunder, and the Fund further agrees that the Bank shall be entitled to rely on such instruction without further investigation on the part of the Bank.

      5.    Fees and Expenses.

      (a) For the services to be rendered and the facilities to be furnished by the Bank, as provided for in this Agreement, the Administrator will compensate the Bank in accordance with the fee schedule attached as Appendix C hereto; provided, however, that the fees with respect to each Portfolio will be payable only out of the assets of that Portfolio. Such fees do not include out-of-pocket disbursements (as delineated on the fee schedule or other expenses with the prior approval of the Fund's management) of the Bank for which the Bank shall be entitled to bill the Administrator separately and for which the Administrator shall reimburse the Bank.

      (b) The Bank shall not be required to pay any expenses incurred by the Fund or the Administrator.

      6.    Limitation of Liability.

      (a) The Bank, its directors, officers, employees and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof. The Administrator and Fund will indemnify the Bank, its directors, officers, employees and agents against and hold it and them harmless from any and all losses, claims, damages, liabilities or expenses (including legal fees and expenses) resulting from any claim, demand, action or suit (i) arising out of the actions or omissions of the Fund, including, but not limited to, inaccurate Daily Sales Reports and misidentification of Exempt Transactions; (ii) arising out of the offer or sale of any securities of the Fund in violation of (x) any requirement under the federal securities laws or regulations, (y) any requirement under the securities laws or regulations of any state, or (z) any stop order or other determination or ruling by any federal or state agency with respect to the offer or sale of such securities; or
            (iii) not resulting from the willful misfeasance, bad faith or gross negligence of the Bank in the performance of such obligations and duties or by reason of its reckless disregard thereof.

      (b) Notwithstanding anything in this Agreement to the contrary, in no event shall the Funds be liable to the Bank or any third party, and the Bank shall indemnify and hold the Funds harmless from and against any Claims arising as a result of gross negligence, willful misfeasance or bad faith of the Bank.

      (c) The Bank may apply to the Administrator at any time for instructions and may consult counsel for the Administrator, or its own counsel, and with accountants and other experts with respect to any matter arising in connection with its duties hereunder, and the Bank shall not be liable or accountable for any action reasonably taken or omitted by it in good faith in accordance with such instruction, or with the opinion of such counsel, accountants, or other experts. The Bank shall not be liable for any act or omission taken or not taken in reliance upon any document, certificate or instrument which it reasonably believes to be genuine and to be signed or presented by the proper person or persons. The Bank shall not be held to have notice of any change of authority of any officers, employees, or agents of the Fund or Administrator until receipt of written notice thereof has been received by the Bank from the Fund or Administrator.

      (d) In the event the Bank is unable to perform, or is delayed in performing, its obligations under the terms of this Agreement because of acts of God, strikes, legal constraint, government actions, war, emergency conditions, interruption of electrical power or other utilities, equipment or transmission failure or damage reasonably beyond its control or other causes reasonably beyond its control, the Bank shall not be liable to the Fund for any damages resulting from such failure to perform, delay in performance, or otherwise from such causes. The Bank will, however, take all reasonable steps to minimize service interruption for any period that such interruption continues beyond the Bank's control.

      (e) The Bank represents that the occurrence in or use by the Bank's own proprietary internal systems (the "Systems") of dates on or after January 1, 2000 (the "Millennial Dates") will not adversely affect the performance of the Systems with respect to date dependent data, computations, output or other functions (including, without limitation, calculating, computing and sequencing) and that the Systems will create, store and generate output data related to or including Millennial Dates without errors or omissions ("Year 2000 Compliance").

      (f) The parties to this Agreement acknowledge that the Bank can make no certification as to the Year 2000 Compliance of third-party systems utilized by the Bank in its day to day operations or with which the Systems interact or communicate, from which the Systems receive data or to which the Systems send data. The parties further acknowledge that while the Bank has contacted such third-party providers regarding Year 2000 Compliance and will use reasonable efforts to monitor the status of such third-party providers' Year 2000 Compliance, failure by such third-party providers to achieve timely Year 2000 Compliance could adversely affect the Bank's performance of its obligations hereunder.

      (g) Notwithstanding anything to the contrary in this Agreement, in no event shall the Bank be liable for special, incidental or consequential damages, even if advised of the possibility of such damages.

      7.    Termination of Agreement.

      (a) The term of this Agreement shall be an initial term of 2 years commencing upon the date hereof (the "Initial Term"), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive one-year terms (each a "Renewal Term") unless notice of non-renewal is delivered by the non-renewing party to the other party no later than ninety days prior to the expiration of the Initial Term or any Renewal Term, as the case may be.

            (i) Either party hereto may terminate this Agreement prior to the expiration of the Initial Term in the event the other party violates any material provision of this Agreement, provided that the violating party does not cure such violation within ninety days of receipt of written notice from the non-violating party of such violation.

            (ii) Either party may terminate this Agreement during any Renewal Term upon ninety days written notice to the other party. Any termination pursuant to this paragraph 7(a)(ii) shall be effective upon expiration of such ninety days, provided, however, that the effective date of such termination may be postponed, at the request of the Fund, to a date not more than one hundred twenty days after delivery of the written notice in order to give the Fund an opportunity to make suitable arrangements for a successor administrator.

      (b) At any time after the termination of this Agreement, the Fund may, upon written request, have reasonable access to the records of the Bank relating to its performance of its duties as Sub-Administrator.

      8.    Miscellaneous.

      (a) Any notice or other instrument authorized or required by this Agreement to be given in writing to the Fund or the Bank shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

                  To the Fund:

                  E*TRADE Funds Four Embarcadero Road 2400 Geng Road Palo Alto, CA 94303 Attention:

                  To the Administrator:

                  E*TRADE Asset Management, Inc.
                  Four Embarcadero Road
                  2400 Geng Road
                  Palo Alto, CA  94303
                  Attention:

                  To the Bank:

                  Investors Bank & Trust Company
                  200 Clarendon Street, P.O. Box 9130
                  Boston, MA  02117-9130
                  Attention:  Alex Chaloff, Client Management
                  With a copy to:  John E. Henry, General Counsel

      (b) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other party.

      (c) This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflict of laws provisions.

      (d) This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

      (e) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

      9. Confidentiality. All books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required in the performance of duties hereunder or as otherwise required by law.

      10. Use of Name. The Fund shall not use the name of the Bank or any of its affiliates in any prospectus, sales literature or other material relating to the Fund in a manner not approved by the Bank prior thereto in writing; provided however, that the approval of the Bank shall not be required for any use of its name which merely refers in accurate and factual terms to its appointment hereunder or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided further, that in no event shall such approval be unreasonably withheld or delayed.






                 [Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.


                                    E*TRADE FUNDS


                                    By:
                                    Name:
                                    Title:


                                    E*TRADE ASSET MANAGEMENT, INC.


                                    By:
                                    Name:
                                    Title:


                                    INVESTORS BANK & TRUST COMPANY


                                    By:
                                    Name:
                                    Title:

                                  Appendices


            Appendix A.................................  Portfolios

            Appendix B.................................  Services

            Appendix C.................................  Fee Schedule

                                  APPENDIX A

                                  PORTFOLIOS

                          E*TRADE S&P 500 INDEX FUND

Appendices to Sub-Administration Agreement


            Appendix A..................................  Portfolios

            Appendix B..................................  Services

            Appendix C..................................  Fee Schedule

                                  APPENDIX A
                                    to the
                         SUB-ADMINISTRATION AGREEMENT



Portfolios

E*TRADE S&P 500 Index Fund

APPENDIX B

E * Trade Group, Inc.
Annual Fee Schedule
For One Equity Fund - 2 Classes
October 28, 1998

==============================================================================
Fund Accounting, Custody and Calculation of N.A.V., Fund Administration, Financial Statement Preparation.
==============================================================================


A.  Fund Accounting, Custody and Calculation of N.A.V., Fund
    Administration, Financial Statement Preparation.

    The Annual Fee for Fund Accounting, Custody and Calculation of N.A.V., Fund Administration, Financial Statement Preparation for the one (1) E * Trade Group, Inc. S&P 500 Equity Fund (including two classes) will be charged according to the following schedule. The following schedule is exclusive of transaction costs and out-of-pocket expenses.


    Fee                                                           Annual

    Annual Fee per fund                                           $42,000

    For each additional class added beyond the first class there will be an annual fee of $18,000 for the above services.



==============================================================================
Miscellaneous
==============================================================================


A.  Out-of-Pocket

    These charges consist of:
      -     Telephone
      -     Ad Hoc Reporting
      -     TA - Non-current Day Inquiry ($1.00 per inquiry)
      -     Third Party Review
      -     Forms and Supplies
      -     Printing/Postage/Delivery
      -     Systems Development/Reports/Transmissions
      -     Equipment Rental
      - Legal costs associated with substantial alterations of IBT's standard agreements

B.  Balance Credits

    We allow use of balance credit against fees (excluding out-of-pocket charges) for collected fund balances arising out of the custody relationship. The monthly earnings allowance is equal to 75% of the 90-day T-bill rate.

C.  Systems

    The details of any systems work required to service this fund will be determined after a thorough business analysis. All systems work, including creating customized reports and establishing systems/communications interfaces with E * Trade, other providers, etc., will be billed on a time and materials basis.

D.  Other

    Assumptions:

    The fee schedule assumes that there will be two (2) classes of shares.

    The above fees will be charged against the funds' custodian checking account five business days after the invoice is mailed to the fund.

    This annual fee schedule is valid for 30 days and assumes the execution of IBT's standard contractual agreements for a minimum term of three (3) years. All charges will be billed monthly. The fee schedule will be effective upon start-up of the fund.



Agreed:




---------------------------------
E * Trade Group, Inc.

WIRE INSTRUCTIONS FOR E*TRADE S&P 500 INDEX FUND:







INVESTORS BANK & TRUST COMPANY

BOSTON, MASSACHUSETTS

ABA #  011001438

ACCOUNT # 5819-1000

ACCOUNT:  BGI CAP STOCK

REFERENCE:  E*TRADE FUND - 10755


                  Appendix                   C Investors Bank & Trust Summary of
                                             Administration  Functions  1/99 E *
                                             Trade Group, Inc.
                                                                                              Suggested Fund
Function                             Investors Bank & Trust             E * Trade           Auditor or Counsel
--------------------------------- -----------------------------  ------------------------ -----------------------

---------------------------------
MANAGEMENT REPORTING
& TREASURY ADMINISTRATION
---------------------------------
                                                                                          C  -  Review   agenda,
Prepare    agenda    and   board                                 Prepare    agenda   and  board   material   and
materials  for  quarterly  board                                 resolutions         and  board  and   committee
meetings.                                                        assemble          board  meeting       minutes.
                                                                 materials           for  Ensure  BOD   material
                                                                 quarterly         board  contains  all required
                                                                 meetings.       Prepare  information  that  the
                                                                 supporting  information  BOD    must     review
                                                                 and   materials    when  and/or    approve   to
                                                                 necessary.       Attend  perform  their  duties
Frequency:  Quarterly                                            board   and   committee  as directors.
                                                                 meetings   and  prepare
                                                                 minutes.

Monitor portfolio  compliance in  Perform   tests  of  certain   Continuously    monitor  A/C     -      Provide
accordance   with  the   current  specific  portfolio activity   portfolio  activity and  consultation        as
Prospectus and SAI.               designed from  provisions of   Fund    operations   in  needed  on  compliance
                                  the  Fund's  Prospectus  and   conjunction  with  1940  issues.
                                  SAI  at  the  Master   level   Act,  Prospectus,   SAI
                                  only.      Follow-up      on   and      any      other
                                  potential violations.          applicable   laws   and
Frequency:  Daily                                                regulations.    Monitor
                                                                 testing   results   and
                                                                 approve  resolution  of
                                                                 compliance issues.

Provide    compliance    summary  Provide    a    report    of   Review report.           A/C     -      Provide
package.                          compliance testing results.                             consultation        as
                                                                                          needed.
Frequency:  Monthly

                                                                                          A      -       Provide
Perform  asset   diversification  Perform                asset   Continuously    monitor  consultation        as
testing       to       establish  diversification   tests   at   portfolio  activity  in  needed              in
qualification as a RIC.           each   tax   quarter    end.   conjunction   with  IRS  establishing
                                  Follow-up on issues.           requirements.    Review  positions  to be taken
                                                                 test  results  and take  in  tax  treatment  of
                                                                 any  necessary  action.  particular     issues.
Frequency:  Quarterly                                            Approve  tax  positions  Review   quarter   end
                                                                 taken.                   tests  on  a   current
                                                                                          basis.

Perform     qualifying    income  Perform   qualifying  income   Continuously    monitor  A-  Consult  as needed
testing       to       establish  testing   (on   book   basis   portfolio  activity  in  on   tax    accounting
qualification as a RIC.           income,    unless   material   conjunction   with  IRS  positions     to    be
                                  differences              are   requirements.    Review  taken.    Review    in
                                  anticipated)   on  quarterly   test  results  and take  conjunction       with
                                  basis  and as may  otherwise   any  necessary  action.  year-end audit.
Frequency:  Quarterly             be   necessary.    Follow-up   Approve  tax  positions
                                  on issues.                     taken.

Prepare   the   Fund's    annual  Prepare  preliminary expense   Provide   asset   level
expense    budget.     Establish  budget.      Notify     fund   projections.    Approve
daily accruals.                   accounting  of  new  accrual   expense budget.
                                  rates.
Frequency:  Annually


Monitor   the   Fund's   expense  Monitor   actual    expenses   Provide   asset   level  C/A     -      Provide
budget.                           updating   budgets/  expense   projections              consultation        as
Review  the  Fund's  multi-class  accruals.   Review   expense   quarterly.      Provide  requested.
expense differentials.            differentials  among classes   vendor  information  as
                                  to ensure  consistency  with   necessary.       Review
                                  Rule  18f-3  or  the  Fund's   expense   analysis  and
                                  exemptive   application  and   approve          budget
Frequency:  Quarterly             the  Fund's  private  letter   revisions.
                                  ruling or published ruling.

Receive and  coordinate  payment  Propose    allocations    of   Approve   invoices  and
of fund expenses.                 invoice   among   Funds  and   allocations          of
                                  obtain  authorized  approval   payments.          Send
Frequency:     As    often    as  to process payment.            invoices  to  IBT  in a
necessary                                                        timely manner.

Calculate    periodic   dividend  Calculate  amounts available   Establish  and maintain  C  -  Review  dividend
rates   to   be    declared   in  for            distribution.   dividend            and  resolutions         in
accordance    with    management  Coordinate     review     by   distribution             conjunction       with
guidelines.                       management            and/or   policies.       Approve  Board approval.
                                  auditors.   Notify   custody   distribution  rates per
                                  and   transfer    agent   of   share   and   aggregate  A - Review  and concur
                                  authorized   dividend  rates   amounts.  Obtain  Board  with          proposed
                                  in  accordance   with  Board   approval when required.  distributions
Frequency:  Annually              approved   policy.    Report
                                  dividends    to   Board   as
                                  required.


Calculate      total      return  Provide     total     return   Review   total   return
information  on Funds as defined  calculations.                  information.
in the  current  Prospectus  and
SAI.



Frequency:  Monthly

Prepare   responses   to   major  Prepare,    coordinate    as   Identify  the  services
industry questionnaires.          necessary,     and    submit   to  which   the   Funds
                                  responses       to       the   report.         Provide
Frequency:     As    often    as  appropriate agency.            information          as
necessary                                                        requested.

Prepare            disinterested  Summarize  amounts  paid  to   Provide          social
director/trustee Form 1099-Misc.  directors/trustees    during   security   numbers  and
                                  the calendar  year.  Prepare   current         mailing
                                  and mail Form 1099-Misc.       address  for  trustees.
Frequency:  Annually                                             Review   and    approve
                                                                 information    provided
                                                                 for Form 1099-Misc.












---------------------------------
FINANCIAL REPORTING
---------------------------------

Prepare  financial   information                                 Prepare        selected
for    presentation    to   Fund                                 portfolio           and
Management    and    Board    of                                 financial   information
Directors.                                                       for  inclusion in board
                                                                 material.




Frequency:  Quarterly


Coordinate  the annual audit and  Coordinate  the  creation of   Provide  past  F/S  and  A - Perform  audit and
semi-annual    preparation   and  templates         reflecting   other       information  issue    opinion    on
printing      of       financial  client-selected                required    to   create  annual       financial
statements    and   notes   with  standardized  appearance and   templates,    including  statements.
management,  fund accounting and  text      of       financial   report     style    and
the fund auditors.                statements   and  footnotes.   graphics.       Approve
                                  Draft and manage  production   format   and   text  as
                                  cycle.  Coordinate  with IBT   standard.       Approve  A/C - Review reports.
                                  fund      accounting     the   production   cycle  and
                                  electronic     receipt    of   assist in  managing  to
                                  portfolio     and    general   the  cycle.  Coordinate
                                  ledger  information.  Assist   review and  approval by
                                  in  resolution of accounting   portfolio  managers  of
                                  issues.   Using   templates,   portfolio  listings  to
                                  draft financial  statements,   be      included     in
                                  coordinate    auditor    and   financial   statements.
                                  management    review,    and   Prepare     appropriate
                                  clear  comments.  Coordinate   management  letter  and
                                  printing   of  reports   and   coordinate   production
                                  EDGAR     conversion    with   of           Management
                                  outside  printer  and filing   Discussion          and
                                  with the SEC via EDGAR.        Analysis.   Review  and
                                                                 approve          entire
                                                                 report.            Make
                                                                 appropriate
                                                                 representations      in
                                                                 conjunction with audit.


Frequency:
Annually/semi-annually


-----------------------------
TAX
-----------------------------

Prepare      income      tax   Calculate        investment       Provide   transaction  A       -        Provide
provisions.                    company   taxable   income,       information        as  consultation  as  needed
                               net  tax  exempt  interest,       requested.   Identify  in          establishing
                               net   capital    gain   and       Passive       Foreign  positions  to  be  taken
                               spillback          dividend       Investment  Companies  in  tax   treatment   of
                               requirements.      Identify       (PFICs).      Approve  particular       issues.
                               book-tax         accounting       tax        accounting  Perform     review    in
                               differences.          Track       positions    to    be  conjunction   with   the
                               required        information       taken.        Approve  year-end audit.
                               relating   to    accounting       provisions.
                               differences.




Frequency:  Annually


Calculate     excise     tax   Calculate          required       Provide   transaction  A       -        Provide
distributions                  distributions    to   avoid       information        as  consultation  as  needed
                               imposition of excise tax.         requested.   Identify  in          establishing
                                                                 Passive       Foreign  positions  to  be  taken
                                  -   Calculate    capital       Investment  Companies  in  tax   treatment   of
                                   gain net       income         (PFICs).      Approve  particular       issues.
                                   and  foreign   currency       tax        accounting  Review and  concur  with
                                   gain/loss       through       positions    to    be  proposed   distributions
                                   October 31.                   taken.   Review   and  per share.
                                                                 approve   all  income
                                  -   Calculate   ordinary       and      distribution
                                   income              and       calculations,
                                   distributions   through       including   projected
                                   a  specified   cut  off       income  and  dividend
                                   date .                        shares.       Approve
                                                                 distribution    rates
                                  -    Project    ordinary       per     share     and
                                   income   from  cut  off       aggregate    amounts.
                                   date to December 31.          Obtain          Board
                                                                 approval         when
                                  -   Ascertain   dividend       required.
                                   shares.

                               Identify book-tax accounting  differences.  Track
                                required   information  relating  to  accounting
                                differences. Coordinate review by management and
                                fund auditors. Notify custody and transfer agent
                                of authorized  dividend rates in accordance with
                                Board approved policy. Report dividends to Board
                                as required.


Frequency:  Annually


Prepare tax returns            Prepare  excise and RIC tax       Review  and  sign tax  A - Review  and sign tax
                               returns for Feeder.               return.                return as preparer.


Frequency:  Annually
Prepare Form 1099              Obtain yearly  distribution       Review  and   approve
                               information.      Calculate       information  provided
                               1099      reclasses     and       for Form 1099.
Frequency:  Annually           coordinate   with  transfer
                               agent.

Prepare    other    year-end   Obtain     yearly    income       Review  and   approve
tax-related disclosures        distribution                      information provided.
                                information.     Calculate
                               disclosures
                                (i.e.,  dividend  received
Frequency:  Annually           deductions,
                                foreign    tax    credits,
                               tax-exempt
                                income,      income     by
                               jurisdiction) and
                                coordinate  with  transfer
                               agent.

Review and Approval

The  attached  Summary  of  Administration   Functions  has  been  reviewed  and
represents the services currently being provided.


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Signature of Account Manager                  Date

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Signature of Authorized                       Date
Client Representative